SUBLEASE

THIS SUBLEASE (“Sublease”), dated as of March 12, 2011 is made by and between WHITNEY, BRADLEY & BROWN Inc., a Virginia Corporation Sublandlord”), and _ADAMIS PHARMACEUTICALS, a Delaware Corporation] (“Subtenant”).

RECITALS

A. ICW Plaza, L.P., a California Limited Partnership (“Master Landlord”) and Sublandlord entered into a written lease (“Master Lease”) dated as of November 8, 2004, Attornment Agreement Number One, December 27, 2006 and Amendment Number One October 8, 2007], for certain premises (“Premises”) located in that certain office building commonly known as Torrey Reserve (the “Building”), which Premises are more particularly described in the Master Lease.

B. A copy of the Master Lease is attached hereto as Exhibit A. Subtenant acknowledges that it has reviewed a copy of the Master Lease and is fully familiar with the provisions thereof.

C. Subtenant desires to sublet a portion of the Premises from Sublandlord, and Sublandlord desires to sublet a portion of the Premises to Subtenant, upon the terms and conditions hereinafter set forth in this Sublease.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

Section 1

Definitions.

All capitalized terms used in this Sublease and not otherwise defined herein shall have the respective meanings ascribed to them under the Master Lease.

Section 2

Subleased Premises.

Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the Term (as defined in Section 4 below), at the rental, and upon all of the terms and conditions set forth herein, Suite _310 _ of the Premises, consisting of approximately 2,165 Net Usable Square Feet and 2,468 Net Renable Square Feet as per BOMA Standard of office space measurement (the “Subleased Premises”). The Subleased Premises are shown on Exhibit B attached hereto. Subtenant acknowledges that any reference to the square footage of the Subleased Premises is an approximation. Nevertheless, the parties agree that such approximation shall be final and binding for all purposes hereunder, and that no adjustment shall be made to the Base Monthly Rent or Subtenant’s proportionate share if the actual square footage of the Subleased Premises differs from any reference to square footage contained herein.

Section 3

Use.

The Subleased Premises shall be used and occupied only for general office use and for no other purpose. Subtenant, at its expense, shall immediately comply with all laws, ordinances, rules, regulations, requirements, or orders of municipal, state and federal authorities now in force or that may later be in force, including, but not limited to, all provisions of the Americans with Disabilities Act of 1990 (the “ADA”) and Title 24 of the California Administrative Code (“Title 24”) (collectively, “Legal Requirements”) applicable to the Subleased Premises or Subtenant’s use or occupancy thereof or alterations thereto. Subtenant shall not cause or permit any hazardous material to be brought upon, kept, used released discharged or disposed of in or about the Subleased Premises; provided, however, that Subtenant shall have the right to use and store reasonable and customary amounts of chemicals and/or solvents used for ordinary office equipment, so long as such use and storage complies with all applicable Legal Requirements.

Section 4

Term.

The term (the “Term”) of this Sublease shall commence on April 1, 2011  (the “Commencement Date”) or such later date as Master Landlord consents to this Sublease, and shall end on January 31, 2014 (the “Expiration Date”), unless sooner terminated upon termination of the Master Lease or pursuant to any provisions hereof. Subtenant shall have no options to extend the Term.

Section 5

As-Is Condition.

Subtenant agrees that it is leasing the Subleased Premises on an “AS- IS” basis, with all defects, without any representation or warranty by Sublandlord or its agents as to the condition of the Subleased Premises or their fitness for Subtenant’s use, and subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Subleased Premises, and any easements, covenants or restrictions of record. Subtenant acknowledges that Sublandlord and its agents have not made any representations or warranties that the Subleased Premises or the Building comply with Legal Requirements, including, but not limited to, the ADA, Title 24, any transportation management plans, or any laws relating to hazardous substances or materials, and as a material inducement to Sublandlord, Subtenant assumes any and all responsibility for causing the Subleased Premises to comply with all Legal Requirements throughout the Term. Subtenant acknowledges that it has satisfied itself that the Subleased Premises are suitable for its intended use. See Section 22, Item 22. ( c) for further detail.

Section 6

Rent.

Section 6.1

Base Monthly Rent.

Subtenant shall pay to Sublandlord as Base Rent (“Base Rent”) for the Subleased Premises, in advance, without notice, offset or counterclaim, the amounts set forth in Section 22 (j)

Section 6.2

Lease Expenses. See Section 22, Item 22.(h) for further detail.

Section 6.3

Additional Rent.

Section 6.4

Abatement.

In the event of any casualty or condemnation affecting the Subleased Premises, Rent shall be abated hereunder only as to the portion of the Subleased Premises, and only to the extent that Rent is abated under the Master Lease.

Section 7

Please see Exhibit C” for further detail. (SUBTENANT is leasing the subject furniture described in Exhibit “C” in its “as-is” condition. SUBTENANT will leave the subject furniture in the premises at the expiration of the Sublease term.).

Section 8

Security Deposit.

Concurrently with the execution or this Sublease by Subtenant, Subtenant shall deposit with Sublandlord the sum of Ten Thousand Eight Hundred Twenty Six and 77 / 100 Dollars ($_$10,826.77) (the “Security Deposit”). The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all of the provisions of this Sublease to be performed or observed by Subtenant. If Subtenant fails to pay any Base Monthly Rent, Additional Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublandlord may at its option apply or retain all or any portion of the Security Deposit for the payment of any Base Monthly Rent, Additional Rent or other charge in default or the payment of any other sum to which Sublandlord may become obligated by Subtenant’s default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. Subtenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Sublease, that provide that Sublandlord may claim from a security Security Deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Subtenant, or to clean the Subleased Premises. If Sublandlord so uses or applies all or any portion of the Security Deposit, then within ten (10) days after demand therefor, Subtenant shall deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full amount thereof, and Subtenant’s failure to do so shall be a material breach of this Sublease. Sublandlord’s application or retention of the Security Deposit shall not constitute a waiver of Subtenant’s default to the extent that the Security Deposit does not fully compensate Sublandlord for all losses or damages incurred by Sublandlord in connection with such default and shall not prejudice any other rights or remedies available to Sublandlord under this Sublease or by law. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts. If Subtenant performs all of Subtenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without payment of interest or other increment for its use, to Subtenant (or, at Sublandlord’s option, to the last assignee, if any, of Subtenant’s interest hereunder) within thirty (30) days after the later of: (i) expiration of the Term of this Sublease, or (ii) vacation of the Subleased Premises by Subtenant.

Section 9

Alterations.

Subtenant shall not make any alterations to the Subleased Premises without the prior written consent of Sublandlord, which consent may be granted or withheld in Sublandlord’s sole and absolute discretion, Sublandlord’s consent to any proposed alterations shall in each instance be deemed to be conditioned upon Sublandlord obtaining the prior written consent of Master Landlord to such alterations. If Sublandlord shall obtain the prior written consent of Master Landlord, Subtenant shall comply with all the provisions of the Master Lease relating to alterations.

Section 10

Indemnity; Waiver Of Liability.

Section 10.1

Indemnity.

Except for any acts of gross negligence or willful misconduct by Sublandlord and / or its employees Subtenant shall protect, indemnify, defend and hold harmless Sublandlord and its directors, officers, partners, employees, agents, successors and assigns (collectively, “Indemnitees”) from and against any and all claims, demands, obligations, damages (including consequential and/or punitive damages), costs, liabilities, actions and judgments (collectively, “Claims”) including, without limitation, Claims for injury or damage to persons or property, and Claims for penalties, fines and reasonable attorneys’ fees and costs (including attorneys’ fees and costs incurred to enforce this indemnity), incurred in connection with or arising from this Sublease, however the same may have been caused (including, without limitation, if caused in whole or in part by the act, omission, or active or passive negligence of Indemnitees, except with respect to any Indemnitee, to the extent caused by the willful or criminal misconduct of such Indemnitee), and including, without limiting the generality of the foregoing, Claims arising out of or in connection with: (1) any default by Subtenant in the observance or performance of any of the terms, covenants or conditions of this Sublease on Subtenant’s part to be observed or performed, or (2) the use or occupancy or manner of use or occupancy of the Subleased Premises by Subtenant or any person or entity claiming through or under Subtenant, or (3) the condition of the Subleased Premises or any occurrence or happening on the Subleased Premises from any cause whatsoever, or (4) any act, omission or negligence of Subtenant or any person or entity claiming through or under Subtenant, or of any of Subtenant’s agents, employees, contractors, subtenants, licensees, invitees or visitors, occurring in, on or about the Subleased Premises, either prior to the commencement of, during, or after the expiration of the Term, including without limitation any acts, omissions or negligence in the making or performing of any alterations, or (5) any failure by Subtenant to surrender the Subleased Premises at the end of the Term, including, without limitation, all rent and damages payable to Master Landlord pursuant to the Master Lease. In the event any action or proceeding is brought against any Indemnitee for any Claim against which Subtenant is obligated to indemnify or provide a defense to an Indemnitee hereunder, Subtenant upon notice from Sublandlord shall defend such action or proceeding at Subtenant’s sole expense by counsel approved by Sublandlord, which approval shall not be unreasonably withheld. The provisions of this Section 10.1 shall survive the expiration or earlier termination or this Sublease.

Section 10.2

Waiver of Liability.

(a) Sublandlord shall not be liable to Subtenant and Subtenant hereby waives all claims against Sublandlord for any loss, injury, or other damage to person or property in or about the Subleased Premises or the Building from any cause whatsoever, including without limitation, water leakage of any character from any walls, basement or other portion of the Subleased Premises or the Building, or gas, fire, explosion or other electricity within the Subleased Premises or the Building or acts of other tenants of the Building: provided, however, that the foregoing waiver shall be inapplicable to any loss, injury or damage resulting from the gross negligence or willful or criminal misconduct of Sublandlord or Sublandlord’s breach of any covenant hereunder. Subtenant expressly assumes all responsibility for security, in, on or about the Subleased Premises, and Sublandlord shall not be liable for any damage to goods, wares, merchandise or other property located in the Subleased Premises, or injury or death to Subtenant’s employees, invitees, customers or any other person in or about the Subleased Premises. The foregoing waiver includes criminal acts of third parties.

(b) Except as otherwise provided, Sublandlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall it constitute a constructive eviction of Tenant, nor shall the rental herein reserved be abated by reason of: (i) the installation use, or interruption of use of any equipment in connection with the furnishing of any of the services described in Section 9 of the Master Lease (as incorporated by Section 12.3 of this Sublease), (ii) failure to furnish or delay in furnishing any such services (or the Office Services described in Section 7 above) when such delay is caused by accident or any condition beyond the reasonable control of Sublandlord or by the making of reasonable repairs or improvements to the Subleased Premises or to the Building, or (iii) the limitation curtailment, rationing or restriction on use of water, electricity, gas or any other utility or similar company serving the Subleased Premises or the Building.

Section 11

Condition at Termination.

Prior to the expiration or earlier termination of this Sublease, Subtenant shall remove its trade fixtures, personal property and any Alterations made in accordance with Section 9 of this Sublease and shall surrender the Subleased Premises to Sublandlord in broom clean condition and in as good order, repair and condition as when the Subleased Premises were delivered to Subtenant, ordinary wear and tear and damage by fire and the elements excepted.

Section 12

Master Lease.

Section 12.1

Subject to Master Lease.

This Sublease is and shall at all times be subject and subordinate to the Master Lease, and every provision thereof Subtenant acknowledges that Sublessee’s use and enjoyment of the Subleased Premises are subject to the rights of Master Landlord pursuant to the Master Lease.

Section 12.2

No Violation of Master Lease.

Subtenant shall not commit or permit to be committed any act or omission which would violate any term or condition of the Master Lease. Subtenant shall not have any authority to contact or make any agreement with Master Landlord regarding the Subleased Premises or the Master Lease. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease: provided, however, that if the Master Lease terminates as a result of a default or breach by Sublandlord or Subtenant under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the Building or Project of which the Master Premises are a part, or by exercising any cancellation option, the exercise of such right by Sublandlord shall not constitute a default or breach hereunder.

Section 12.3

Incorporation of Master Lease.

Subject to and in accordance with the modifications set forth below, the following provisions of the Master Lease are hereby incorporated by reference and made a part of this Sublease, and to the extent such provisions impose obligations on Sublandlord as Tenant under the Master Lease, Subtenant does hereby expressly assume and agree to perform and to comply with, each and every obligation of Sublandlord as Tenant, under the Master Lease.

(a) Except as otherwise expressly provided herein, the term “Landlord” as used in the Master Lease shall mean “Master Landlord” hereunder; the term “Tenant” as used in the Master Lease shall mean “Sublandlord” hereunder; the term “Lease” as used in the Master Lease shall mean the “Master Lease” hereunder; and the term “Premises” as used in the “Master Lease” shall mean the “Subleased Premises” hereunder.

(b) With respect to Section 9 of the Master Lease, Sublandlord shall have no obligation to furnish utilities or other services to the Subleased Premises or perform any repairs or maintenance.

(c) With respect to Section 17 of the Master Lease, the liability insurance policies to be carried by Subtenant shall name both Sublandlord and Master Landlord as additional insureds, and shall insure the performance of Subtenant’s indemnity agreement set forth in Section 10.1.

Section 12.4

General Qualifications.

(a) Notwithstanding anything to the contrary contained herein, in no event shall Sublandlord be deemed to be in default under this Sublease or liable to Subtenant for any failure of the Master Landlord to perform its obligations under the Master Lease. With respect to all work, services, utilities, repairs, restoration, maintenance, compliance with law, insurance, indemnification or other obligations or services to be performed or provided by Master Landlord under the Master Lease, Sublandlord’s sole obligation shall be, without expense to itself, to exercise commercially reasonable efforts to require Master Landlord to comply with the obligations of Master Landlord under the Master lease, provided that in no event shall Sublandlord be required to file suit against Master Landlord.

(b) Notwithstanding anything to the contrary contained in this Sublease, the time limits specified in the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant (including cure of any breach) or the exercise of any right, remedy or option, are hereby decreased or increased for purposes of this Sublease, by lengthening or shortening the same, as the case may be, in each instance by five (5) days, when necessary to enable Sublandlord to give notice, make demands, perform any act, correct any failure, or otherwise to perform under the Master Lease in a timely manner.

(c) Wherever the Master Lease requires the consent of the Landlord be obtained, Master Landlord’s consent and Sublandlord’s consent shall be required. It shall not be unreasonable for Sublandlord to withhold consent under any circumstances where Master Landlord withholds its consent, whether or not Master Landlord acts reasonably in so doing.

Section 12.5

Exclusions from Master Lease.

Exclusions from Master Lease. Sublandlord and Subtenant expressly agree that the following provisions of the Master Lease are not incorporated in this Sublease: Sections _______ of the Master Lease.

Section 13

Amendment of Master Lease.

Subtenant acknowledges and agrees that Sublandlord shall have the right at any time and from time-to-time to amend the Master Lease without the consent of Subtenant, provided that such amendments shall not materially and adversely affect Subtenant’s rights hereunder.

Section 14

Termination Upon Default.

Following the occurrence of (i) Subtenant’s failure to pay any installment of the Base Monthly Rental on or before three (3) business days after notice from Sublandlord to Subtenant that said payment is due, or (ii) Subtenant’s failure to perform in any material respect any of Subtenant’s material covenants, agreements or obligations hereunder on or before fifteen (15) days after written notice thereof from Sublandlord, provided that if such failure to perform cannot reasonably be remedied within a 15 day period, Subtenant shall not be in default if it commences the cure of such failure to perform within said fifteen (15) days and diligently prosecutes such cure to completion (an Event of default), Sublandlord shall have the right, so long as the default continues, to terminate the Sublease by written notice to Subtenant setting forth: (i) the default; (ii) the requirements to cure it; and (iii) a demand for possession, which shall be effective three (3) days after it is given. Sublandlord shall not be deemed to have terminated this Sublease other than by delivering written notice of termination to Subtenant as provided above. Upon the effectiveness of such termination, Sublandlord in its sole discretion may elect to declare a forfeiture of this Sublease to the extent provided in Section 1161 of the California Code of Civil Procedure, and provided that Sublandlord’s notice states such an election, Subtenant’s right to possession of the Subleased Premises shall terminate and this Sublease shall terminate, unless on or before the date specified in such notice all arrears of Rent and all other sums payable by Subtenant under this Sublease, and all costs and expenses incurred by or on behalf of Sublandlord hereunder, including reasonable attorneys’ fees incurred in connection with such Event of Default shall have been paid by Subtenant and all other material breaches of this Sublease by Subtenant at the time existing shall have been fully remedied to the reasonable satisfaction of Sublandlord Upon such termination, Sublandlord may recover from Subtenant: (a) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Subtenant proves could reasonably have been avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term of this Sublease after the time of award exceeds the amount of such Rent loss that Subtenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Sublandlord for all the detriment proximately caused by Subtenant’s failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom. The “worth at the time of award” of the amount referred to in clauses (a) and (b) above is computed by allowing interest at the rate of ten percent (10%) per annum. The “worth at the time of award” of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%. For the purpose of determining unpaid Rent under clause (c) above, the monthly rent reserved in this Sublease shall be deemed to be the sum of the Base Monthly Rent.

Section 15

Notices.

All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Sublease or under the laws of the State of California, including but not limited to, notice under the provisions of Section 1161 of the California Code of Civil Procedure and Section 1946 of the California Civil Code, shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed to Subtenant or Sublandlord at the addresses respectively specified below or to such other place as Subtenant or Sublandlord may from time-to-time designate by a written notice to the other; or, in the case of Subtenant, delivered to Subtenant at the Subleased Premises or at any place where Subtenant or any agent or employee of Subtenant may be found if sent subsequent to Subtenant’s vacating, deserting, abandoning or surrendering of the Subleased Premises. Subtenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Subleased Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Subleased Premises. Subtenant hereby agrees that service of notice in accordance with the terms of this Sublease shall be in lieu of the methods of service specified in Section 1162 of the California Code of Civil Procedure. The provisions of subdivision (a) of Section 1013 of the California Code of Civil Procedure, extending the time within which a right may be exercised or an act may be done, shall not apply to a notice given pursuant to this Sublease.

The address for Sublandlord is: 11790 Sunrise Valley Drive, Reston, VA 20191 Attention: Ana Richey___________________

The address for Subtenant is: 11455 El Camino Real, Suite 360, San Diego, CA 92130___________________

Section 16

Limitation of Liability.

No director, officer, shareholder, employee, adviser or agent of Sublandlord or Subtenant shall be personally liable in any manner or to any extent under or in connection with this Sublease. In no event shall Sublandlord or Subtenant any of their respective directors, officers, shareholders, employees, advisers or agents be responsible for any special, indirect, incidental, exemplary or consequential damages of any kind or nature suffered or incurred by the other party hereto, including, without limitation, on account of lost profits or the interruption of the other party’s business, arising out of or in any way related to this Sublease, whether for lost goodwill or profits, even if the other party knows or should have known the possibility of such damage

Section 17

Mail Delivery.

Subtenant is authorized to use the address of Sublandlord as Subtenant’s business address in accordance with the provisions of this Section 17. Subtenant acknowledges that (a) Subtenant has read and understands United States Post Office Form No. 1583, and (b) when Subtenant’s use of this address terminates, it will be Subtenant’s responsibility to notify all parties of the termination of its use by Subtenant. Sublandlord shall not be liable to Subtenant for delays in delivery or failure to redirect mail addressed to Subtenant at Sublandlord’s address.

Section 18

Jury Trial Waiver.

SUBLANDLORD AND SUBTENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BY EITHER OF THEM AGAINST THE OTHER ARISING OUT OF OR IN CONNECTION WITH THIS SUBLEASE, SUBTENANTS USE OR OCCUPANCY OF THE SUBLEASED PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE OCCURRING IN OR ABOUT THE SUBLEASED PREMISES.

Section 19

Approval of Master Landlord.

This Sublease shall be conditioned upon, and shall not take effect until, receipt of the written approval of Master Landlord. Upon receipt of such approval, this Sublease shall be effective as of the date first written above.

Section 20

Brokers.

Subtenant represents and warrants to Sublandlord that other than William P. Driscoll of Ashcraft Investments, no other real estate broker, agent or finder negotiated or was instrumental in negotiating or representing Subtenant in the negotiation of this Sublease. Sublandlord represents and warrants to Subtenant that no real estate broker, agent or finder negotiated or was instrumental in negotiating or representing Sublandlord in the negotiation of this Sublease. Subtenant shall pay the commission or fee of any broker, agent or finder acting for Subtenant or claiming any commission or fee on the basis of contacts or dealings with Subtenant and not disclosed herein by Subtenant, and Subtenant shall indemnify and hold Sublandlord harmless from and against any claims made by any such broker, agent or finder and any and all costs and damages suffered by Sublandlord as a consequence thereof, including, without limitation, attorneys’ fees. Sublandlord shall pay the commission or fee of any broker, agent or finder acting for Sublandlord or claiming any commission or fee on the basis of contacts or dealings with Sublandlord and not disclosed herein by Sublandlord, and Sublandlord shall indemnify and hold Subtenant harmless from and against any claims made by any such broker, agent or finder of Sublandlord and any and all costs and damages suffered by Subtenant as a consequence thereof, including, without limitation, attorneys’ fees.

Section 21

Holding Over.

If, without objection by Sublandlord, Subtenant holds possession of the Subleased Premises after expiration of the Tenn, Subtenant shall become a tenant from month-to-month upon the terms herein specified, in which event either party may terminate this Sublease upon not less than thirty (30) days’ prior written notice to the other party. During any such month-to-month tenancy, Tenant shall pay, as Base Monthly Rent, one hundred ten percent (110%) of the Base Monthly Rent in effect immediately prior to the Expiration Date or earlier termination of this Sublease, as the case may be. All other provisions of this Sublease, except for those pertaining to the Term, shall apply to such month-to-month tenancy.

Section 22

Miscellaneous.

22.(b): THE BASE RENT INCLUSION: The Base Rent as described in Section 6.1 of this Sublease Agreement is a Full Service Gross Base Rent which includes all Utilities which will be provided to the subject premises during normal business hours as described in the Master Lease (Exhibit “A”)

22.(c): CONDITION OF THE SUBJECT PREMISES: Subtenant accepts the subject premises in its “as-is” condition. If Sublandlord subleases the remainder of Suite 310, Sublandlord, at Sublandlord’s sole cost will install a demising wall as described in Exhibit “B”.

22.(d): OFFICE FURNITURE: Subtenant has agreed to provide Sublandlord with an additional $.05 per square foot per month of Base Rent as a “Furniture Security / Furniture Rental Fee”. In return, Subtenant will have the use of the furniture in the subject premises as necessary for the conduct of its business.

22.(e): UNDERGROUND PARKING: Subtenant will have access to one (1) of Sublandlord’s underground parking spaces throughout the Sublease Term at no cost to the Subtenant.

22.(f): PROJECT OPERATING COSTS: There will be no pass-throughs of Project Operating Costs from Sublandlord to Subtenant during the term of the Sublease Agreement.

22. (g): SUBTENANT’S USE OF THE SUITE 310 KITCHEN: The subject kitchen in Suite 310 is not a part of the premises to be subleased by the Subtenant. Until the Sublandlord subleases the vacant portion of Suite 310 which includes the subject kitchen, Subtenant will have full access to the subject kitchen during its normal business hours.

22 (h): PAYMENT OF BASE RENT: Sublandlord and Subtenant have agreed on the following schedule for the payment of Base Rent:

-At the commencement of the sublease Term on April 1, 1011, Subtenant will pay Sublandlord the first twelve (12) months of Base Rent equating to $63,674.40

-At the commencement of the thirteenth (13th) month of the Sublease Term, the subtenant will pay Sublandlord the next twelve (12) months of Base Rent equating to $64,947,89.

-At the commencement of the twenty fifth (25th) month of the Sublease Term the Subtenant will pay the Sublandlord the final ten (10) months Base Rent of the Sublease Term, equating to $55,283.20.

22. (i): FINANCIAL STATEMENTS: At the thirteenth (13th) and twenty fifth (25th) months of the Sublease Term, Subtenant will provide Sublandlord with its most recently audited Financial Statement.

Section 22.1

Exhibits.

The following Exhibits are attached to this Sublease and are made a part of this Sublease:

Exhibit A. Master Lease
Exhibit B. Subleased Premises
Exhibit C. Furniture List

Section 22.2

Authority.

The individual or individuals signing this Sublease on behalf of Subtenant represent and warrant that: (i) Subtenant has full power and authority to enter into this Sublease and to perform this Sublease; (ii) the execution, delivery and performance of this Sublease by Subtenant has been duly and validly authorized by all necessary action on the part of Subtenant and all required consents and approvals have been duly obtained, and (iii) this Sublease is a legal, valid and binding obligation of Subtenant, enforceable against Subtenant in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

Section 22.3

Remedies.

Sublandlord shall have the right, upon Subtenant’s default hereunder, in addition to the remedies set forth in this Sublease, to exercise against Subtenant any and all of the rights and remedies described in the Master Lease as available to Master Landlord in the event of a default by the Tenant under the Master Lease.

Section 22.4

Independent Covenants.

This Sublease shall be construed as though the covenants between Sublandlord and Subtenant are independent.

Section 22.5

Change in Law or Regulation (written documentation, eyewitness statements, etc.)

Notwithstanding anything contained herein to the contrary, should legal counsel for Sublandlord or Subtenant reasonably conclude that this Sublease or Subtenant’s use of the Premises is or may be in violation of any law or regulation, or subsequent changes in any applicable law or regulation, this Sublease shall terminate upon a thirty (30) day written notice to the other party unless within said thirty (30) period the parties agree to such modifications in this Sublease or use of the Subleased Premises that may be necessary to establish compliance with the law or regulation.

Section 22.6

Attorney Fees.

If either party commences an action against the other in connection with this Sublease, the prevailing party will be entitled to recover costs of suit and reasonable attorney fees.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first hereinabove written.

SUBLANDLORD: WHITNEY BRADLEY & BROWN,

SUBTENANT: ADAMIS Pharmaceuticals,

EXHIBIT “B”

TORREY RESERVE - ICW, SUITE 360 THIRD FLOOR 11455 EL CAMINO REAL SAN DIEGO, CA 92130

EXHIBIT “C”

20	Guest Chairs (sled base)

10	Conf. Room Chair – Elite (Black)

8	Task Chairs (multi-purpose)

2	End Tables

1	Coffee Table

1	Table (Top Round)

12	Lateral File Cabinets (2 drawer)

4	Returns (24×36)

6	Bookcase (adj. Shelf)

9	File (2-drawer)

8	Pedestal (3-drawer)

1	Corner Unit Desk

3	Shelf Desk

2	Racetrack Conference Tables (1 – 35″×55″ and 1 – size unknown)

2	Marker Board Cabinets

Desk Single Pedestal (Bow front)

Telephones (Nortel) – no longer used by WBS

1	Storage Unit (2 door)